Vertro, Inc. Announces Fourth Quarter and Full Year 2010 Results

Company Delivers 30% Year-Over-Year Revenue Growth and $1.9 Million in 2010 Income from Continuing Operations

NEW YORK, NY – March 9, 2011 – Vertro, Inc. (NASDAQ: VTRO), today reported financial results for the fourth quarter and full year ended December 31, 2010.

Summary of fourth quarter and full year 2010 results:

•	Revenue of $9.6 million in Q4 2010, compared to revenue of $9.8 million in Q3 2010; annual revenue of $35.9 million in FY 2010, compared to annual revenue of $27.6 million in FY 2009;

•	Gross margins of 94% in Q4 2010, compared to gross margins of 95% in Q3 2010; annual gross margins of 95% in FY 2010, compared to annual gross margins of 94% in FY 2009;

•
Income from Continuing Operations of $0.8 million or $0.11 per diluted share in Q4 2010, compared to Income from Continuing Operations of $0.4 million or $0.05 per diluted share in Q3 2010; Income from  Continuing Operations was $1.9 million or $0.26 per diluted share in FY 2010, compared to a Loss from Continuing Operations of $7.7 million, or ($1.15) per diluted share in FY 2009;

•	EBITDA of $0.6 million in Q4 2010, compared to EBITDA of $0.4 million in Q3 2010; annual EBITDA of $1.6 million in FY 2010, compared to an annual EBITDA loss of $7.2 million in FY 2009;

•
Adjusted EBITDA of $0.9 million in Q4 2010, compared to Adjusted EBITDA of $0.4 million in Q3 2010; Adjusted EBITDA was $2.2 million in FY 2010, compared to a Adjusted EBITDA loss of $6.4 million in FY 2009;

•
Adjusted EBITDA margins of 9% in Q4 2010 compared to Adjusted EBITDA margins of 4% in Q3 2010; Adjusted EBITDA margins were 6% in FY 2010, compared to Adjusted EBITDA negative margins of 23% in FY 2009.

“2010 was a milestone year for Vertro in which we achieved year-over-year growth in all of our key financial and non-financial metrics,” commented Peter Corrao, Vertro’s President and Chief Executive Officer. “Over the year, we continued to innovate within our product portfolio, launching our new ALOT Appbar, our new app marketplace at www.alot.com, and a range of new apps that have helped increase the stickiness of our products and diversify our revenue stream. We believe these new products will help underpin our continued expansion in 2011.”

Fourth quarter 2010 results

Revenue of $9.6 million in Q4 2010, compared to Q3 2010 revenue of $9.8 million.

Gross margins of 94% in Q4 2010, compared to 95% in Q3 2010. Gross margins exclude customer acquisition costs of $6.2 million in Q4 2010 and $6.7 million in Q3 2010, which are included in Operating Expenses within the Marketing and Sales expense category.

Operating expenses of $8.5 million in Q4 2010, compared to $8.9 million in Q3 2010. Operating expenses in Q4 2010 and Q3 2010 included $0.3 million and $0.2 million, respectively, of non-cash compensation expense.

Income from Continuing Operations of $0.8 million or $0.11 per diluted share in Q4 2010, compared to Income from Continuing Operations of $0.4 million or $0.05 per diluted share in Q3 2010. Q4 2010 Income from Continuing Operations included a net non-recurring income tax benefit of approximately $0.4 million.

Adjusted net income from continuing operations of $0.8 million or $0.11 per diluted share in Q4 2010, compared to Adjusted net income from continuing operations of $0.4 million or $0.06 per diluted share in Q3 2010. Q4 2010 Adjusted net income excluded $0.3 million in non-cash compensation expense, and a gain of approximately $0.4 million from a net non-recurring income tax benefit; Q3 2010 Adjusted net income excluded $0.2 million in non-cash compensation expense and a non-recurring $0.2 million gain in deferred rent adjustments.

EBITDA of $0.6 million in Q4 2010 compared to $0.4 million in Q3 2010. Q4 2010 EBITDA included $0.3 million in non-cash compensation expense; Q3 2010 EBITDA included $0.2 million non-cash compensation expense and a non-recurring $0.2 million gain in deferred rent adjustments.

Adjusted EBITDA of $0.9 million in Q4 2010 compared to $0.4 million in Q3 2010. Q4 2010 Adjusted EBITDA excluded $0.3 million in non-cash compensation expense; Q3 2010 Adjusted EBITDA excluded $0.2 million in non-cash compensation expense and a non-recurring $0.2 million gain in deferred rent adjustments.

Adjusted EBITDA margins of 9% in Q4 2010, compared to Adjusted EBITDA margins of 4% in Q3 2010.

Cash and cash equivalents were $6.5 million at December 31, 2010, a decrease of $0.6 million from September 30, 2010 cash of $7.1 million. The decrease was primarily a result of higher than usual payables which were reflected on the balance sheet in Q3 2010. Working capital increased from $3.8 million in Q3 2010 to $4.2 million in Q4 2010.

As of December 31, 2010, the Company had 49 full time employees, which was unchanged from the 49 full time employees as of September 30, 2010.

Full year 2010 results:

Revenue of $35.9 million in FY 2010, compared to revenue of $27.6 million in FY 2009.

Gross margins of 95% in FY 2010, compared to 94% in FY 2009. Gross margins exclude customer acquisition costs of $23.0 million in FY 2010 and $21.0 million in FY 2009, which are included in consolidated operating expenses within the Marketing and Sales expense category.

Operating expenses of $32.8 million in FY 2010, compared to $33.7 million in FY 2009. Operating expenses in FY 2010 and FY 2009 included $1.0 million and $1.2 million, respectively, of non-cash compensation expense.

Income from Continuing Operations of $1.9 million, or $0.26 per diluted share in FY 2010, compared to a GAAP net loss of $7.7 million, or ($1.15) per diluted share in FY 2009. 2010 Income from Continuing Operations included a $0.3 million gain from the sale of an Internet domain name, a non-recurring $0.2 million gain in deferred rent adjustments, and a net non-recurring income tax benefit of approximately $0.4 million. 2009 Loss from Continuing Operations included a $0.4 million gain from the sale of a patent.

Adjusted net income of $2.2 million or $0.30 per diluted share in FY 2010, compared to an Adjusted net loss of $6.7 million or ($0.99) per diluted share in FY 2009. FY 2010 adjustments were $1.0 million non-cash compensation expense, a $0.3 million gain from the sale of an Internet domain name, a non-recurring $0.2 million gain in deferred rent adjustments, $0.1 million in severance charges, $0.1 million in depreciation and amortization, and a gain of approximately $0.4 million from a net non-recurring income tax benefit. FY 2009 adjustments were $1.2 million non-cash compensation expense, a $0.4 million gain from the sale of a patent, $0.3 million in depreciation and amortization.

EBITDA of $1.6 million in FY 2010, compared to an EBITDA loss of $7.2 million in FY 2009. 2010 EBITDA included $1.0 million in non-cash compensation expense, a non-recurring $0.2 million gain in deferred rent adjustments, $0.1 million in severance charges, and a $0.3 million gain from the sale of an Internet domain name. 2009 EBITDA included $1.2 million in non-cash compensation expense, and a $0.4 million gain from the sale of a patent.

Adjusted EBITDA of $2.2 million in FY 2010, compared to an Adjusted EBITDA loss of $6.4 million in FY 2009. FY 2010 Adjusted EBITDA excluded $1.0 million non-cash compensation expense, a non-recurring $0.2 million gain in deferred rent adjustments, $0.1 million in severance charges, and a $0.3 million gain from the sale of an Internet domain name. FY 2009 Adjusted EBITDA excluded $1.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent.

Adjusted EBITDA margins of 6% in FY 2010, compared to Adjusted EBITDA negative margins of 23% in FY 2009.

Selected metrics from continuing operations for FY 2010 and FY 2009 are available on Vertro’s investor relations website at: http://ir.vertro.com/results.cfm

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on Wednesday, March 9, 2011, at approximately 5:00 p.m. ET. Details of the call for interested parties are as follows:

Date: Wednesday, March 9, 2011
Time: 5:00 p.m. ET
Dial-in numbers: (877) 353-0044 / (970) 315-0525 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

Vertro believes that “EBITDA,” “Adjusted EBITDA,” “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. Vertro defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc. (NASDAQ: VTRO) is an Internet company that owns and operates the ALOT product portfolio. Through ALOT, consumers can discover apps which they can display through three specific products: ALOT Appbar, ALOT Toolbar and ALOT Home. These apps are developed in-house and by third party app developers and are designed to enhance the way people interact with content online. ALOT has millions of users across its products. Together these users conduct high-volumes of type-in-search queries, which are monetized through third-party search and content agreements.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate", "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market.  Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2010.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “EBITDA”, “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principles (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to income/loss from continuing operations and income/loss loss from continuing operations per share for the interim periods and years ended December 31, 2010 and 2009 are included in this press release.

Vertro, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Revenues	$9,571	$8,008	$35,894	$27,633
Cost of services	534	387	1,908	1,767

Gross profit	$9,037	$7,621	$33,986	$25,866

Operating expenses
Marketing and sales	6,528	5,351	24,611	22,597
General and administrative	1,640	1,641	6,339	8,521
Product development	349	525	1,836	2,452
Amortization	30	-	30	146
Restructuring	-	-	-	(15)
Total operating expenses	$8,547	$7,517	$32,816	$33,701

Income (loss) from operations	$489	$104	$1,170	$(7,835)
Foreign exchange rate gain (loss)	(114)	11	4	(476)
Other income (expense), net	4	360	318	285

Income (loss) before provision for income taxes	$379	$475	$1,492	$(8,026)

Income tax expense (benefit)	(423)	(313)	(368)	(285)

Income (loss) from continuing operations	$802	$788	$1,860	$(7,741)

Income (loss) from discontinued operations	242	(30)	998	(3,513)

Gain on sale of discontinued operations	-	-	-	7,139

Net income (loss)	$1,044	$758	$2,858	$(4,115)

Basic earnings (loss) per share
Continuing operations	$0.11	$0.12	$0.27	$(1.15)
Discontinued operations	$0.03	$-	$0.14	$0.54
Earnings (loss) per share	$0.15	$0.12	$0.41	$(0.61)

Diluted earnings (loss) per share
Continuing operations	$0.11	$0.11	$0.26	$(1.15)
Discontinued operations	$0.03	-	$0.14	$0.54
Earnings (loss) per share	$0.14	$0.11	$0.40	$(0.61)

Weighted-average number of common
shares outstanding
Basic	7,014	6,774	6,927	6,730
Diluted	7,334	7,043	7,247	6,730

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010

Vertro, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Revenues	$9,571	$9,759	$8,461	$8,104
Cost of services	534	505	363	506

Gross profit	$9,037	$9,254	$8,098	$7,598

Operating expenses
Marketing and sales	6,528	7,028	5,608	5,448
General and administrative	1,640	1,459	1,802	1,436
Product development	349	405	535	549
Amortization	30	-	-	-
Restructuring	-	-	-	-
Total operating expenses	$8,547	$8,892	$7,945	$7,433

Income from operations	$489	$362	$153	$165
Foreign exchange rate gain (loss)	(114)	(1)	50	70
Gain on sale of domain name	-	-	-	285
Other income (expense), net	4	20	10	-

Income before provision for income taxes	$379	$381	$213	$520

Income tax expense (benefit)	(423)	13	17	25

Income from continuing operations	$802	$368	$196	$495

Income (loss) from discontinued operations	242	3	(51)	804

Gain on sale of discontinued operations	-	-	-	-

Net income	$1,044	$371	$145	$1,299

Basic earnings (loss) per share
Continuing operations	$0.11	$0.05	$0.03	$0.07
Discontinued operations	$0.03	$0.00	$(0.01)	$0.12
Earnings (loss) per share	$0.14	$0.05	$0.02	$0.19

Diluted earnings (loss) per share
Continuing operations	$0.11	$0.05	$0.03	$0.07
Discontinued operations	$0.03	$0.00	$(0.01)	$0.11
Earnings (loss) per share	$0.14	$0.05	$0.02	$0.18

Weighted-average number of common shares outstanding
Basic	7,014	6,860	6,846	6,831
Diluted	7,334	7,194	7,076	7,055

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010

Vertro, Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

Additional information:	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Adjusted EBITDA	$902	$321	$2,228	$(6,416)
Adjusted net income (loss)	$803	$645	$2,192	$(6,682)
Adjusted net income (loss) per share - basic	$0.11	$0.10	$0.32	$(0.99)
Adjusted net income (loss) per share - diluted	$0.11	$0.09	$0.30	$(0.99)

	Three Months	Three Months
	Ended	Ended
	December 31, 2010	September 30, 2010

Adjusted EBITDA	$902	$408
Adjusted net income (loss)	$803	$407
Adjusted net income (loss) per share - basic	$0.11	$0.06
Adjusted net income (loss) per share - diluted	$0.11	$0.06

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Reconciliation of Net Income to Adjusted EBITDA
Income (loss) from continuing operations	$802	$788	$1,860	$(7,741)
Interest (income) expense	-	-	-	75
Income tax (benefit) expense	(423)	(313)	(368)	(285)
Exchange rate loss (gain)	114	(11)	(4)	476
Depreciation	41	(17)	81	136
Amortization	30	-	30	146

EBITDA	$564	$447	$1,599	$(7,193)

Non-cash compensation	$338	$234	$996	$1,152
Non-recurring other income (expense), net	-	(360)	(285)	(360)
Restructuring	-	-	-	(15)
Rent	-	-	(200)	-
Severance	-	-	118	-

Adjusted EBITDA	$902	$321	$2,228	$(6,416)

	Three Months	Three Months
	Ended	Ended
	December 31, 2010	September 30, 2010

Reconciliation of Net Income to Adjusted EBITDA
Income from continuing operations	$802	$368
Interest (income) expense	-	-
Income tax (benefit) expense	(423)	-
Exchange rate loss (gain)	114	1
Depreciation	41	18
Amortization	30	-

EBITDA	$564	$387

Non-cash compensation	$338	$221
Non-recurring other income (expense), net	-	-
Rent	-	(200)
Restructuring	-	-
Severance	-	-

Adjusted EBITDA	$902	$408

	Three Months	Three Months	Twelve months	Twelve months
	Ended	Ended	Ended	Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Income (loss) from continuing operations	$802	$788	$1,860	$(7,741)
Non-recurring income tax (benefit) expense	(408)	-	(408)	-
Depreciation	41	(17)	81	136
Amortization	30	-	30	146
Non-cash compensation	338	234	996	1,152
Non-recurring other income (expense), net	-	(360)	(285)	(360)
Restructuring	-	-	-	(15)
Rent	-	-	(200)	-
Severance	-	-	118	-

Adjusted net income (loss)	$803	$645	$2,192	$(6,682)

Adjusted net income (loss) per share - basic	$0.11	$0.10	$0.32	$(0.99)
Adjusted net income (loss) per share - diluted	$0.11	$0.09	$0.30	$(0.99)
Shares used in per share calculation - basic	7,014	6,774	6,927	6,730
Shares used in per share calculation - diluted	7,334	7,043	7,247	6,730

	Three Months	Three Months
	Ended	Ended
	December 31, 2010	September 30, 2010

Reconciliation of Net Income to Adjusted Net Income
Income from continuing operations	$802	$368
Non-recurring income tax (benefit) expense	(408)	-
Depreciation	41	18
Amortization	30	-
Non-cash compensation	338	221
Non-recurring other income (expense), net	-
Restructuring	-	-
Rent	-	(200)
Severance	-	-

Adjusted net income	$803	$407

Adjusted net Income per share - basic	$0.11	$0.06
Adjusted net Income per share - diluted	$0.11	$0.06
Shares used in per share calculation - basic	7,014	6,860
Shares used in per share calculation - diluted	7,334	7,194

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010

PART 1. FINANCIAL INFORMATION

ITEM 1. Financial Statements

Vertro, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	December 31,	December 31,
ASSETS	2010	2009

CURRENT ASSETS
Cash and cash equivalents	$6,430	$4,837
Restricted cash	58	-
Accounts receivable, less allowances of $7 and $679, respectively	3,160	3,041
Income tax receivable	329	695
Prepaid expenses and other current assets	387	651

TOTAL CURRENT ASSETS	10,364	9,224

Property and equipment, net	319	71
Intangible assets, net	549	-
Restricted cash	-	200
Other assets	329	517

TOTAL ASSETS	$11,561	$10,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,663	$4,706
Accrued expenses	2,482	2,778
Income tax payable	5	299
Deferred revenue	-	25

TOTAL CURRENT LIABILITIES	6,150	7,808

Long-term liabilities	697	1,365

TOTAL LIABILITIES	6,847	9,173

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.005 par value; authorized,
500 shares; none issued and outstanding	-	-
Common stock, $.005 par value; authorized, 40,000
shares; issued 7,401 and 7,128, respectively;
outstanding 6,985 and 6,770, respectively	36	35
Additional paid-in capital	271,908	270,690
Treasury stock, 416 and 358 shares at cost, respectively	(6,924)	(6,722)
Accumulated other comprehensive income	12,914	12,914
Accumulated deficit	(273,220)	(276,078)

TOTAL STOCKHOLDERS' EQUITY	4,714	839

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,561	$10,012

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010